Exhibit 10.12

SERVICES AGREEMENT BETWEEN TELTE HOLDINGS, S.A. DE C.V., AS SERVICE PROVIDER (HEREINAFTER REFERRED TO AS “TELTE”), REPRESENTED HEREIN BY DIEGO HILDEBRANDO ZAVALA GOMEZ DEL CAMPO, AND NORTH AMERICAN SOFTWARE, S.A.P.l. DE C.V., AS THE CLIENT, (HEREINAFTER REFERRED TO AS “AN”), REPRESENTED HEREIN BY FEDERICO ALBERTO TAGLIANI AND JORGE PLIEGO SEGUIN, PURSUANT TO THE REPRESENTATIONS AND CLAUSES BELOW:

R E P R E S E N T A T I O N S

1	TELTE (the “Service Provider”) represents, through its representative, that:

1.1	Existence of TELTE HOLDINGS S.A. de C.V. (TELTE) is a company duly organized and existing under the laws of the United Mexican States, as evidenced by instrument number 3,918 dated July 15, 2003, issued by Pedro Cuevas Garza, Commercial Notary Public 5 for Mexico City, recorded in the Public Registry of Commerce with commercial folio 308890.

1.2	Its attorney-in-fact has the requisite authority to bind it under this agreement, as evidenced by the same instrument referred to in the paragraph above, which authority has not been revoked or modified in any way.

1.3	It has the requisite technical, economic, and personal capacity to provide the services referred to in this meeting of the minds, with the efficiency and quality specified herein.

1.4	It is registered with the Federal Taxpayer Registry with code THOO30715138.

2.	AN (the “Client”) represents, through its representative, that:

2.1	Existence of NORTH AMERICAN SOFTWARE, S.A.P.I. de C.V. (AN) is a company duly organized and existing under the laws of the United Mexican States, as evidenced by notarial instrument number 218 dated December 13, 2000, issued by Alfredo Bazua Witte, Notary Public Number 230 for the Federal District (presently Mexico City), the First Official Transcript of which was duly recorded in the Public Registry of Commerce with folio 272,047 on February 9, 2001.

CONFIDENTIAL INFORMATION OF THE PARTIES

2.2	Its attorney-in-fact, Federico Alberto Tagliani, has the fullest authority to enter into this Agreement, as evidenced by Notarial Instrument number 77,259 dated May 2, 2017, issued by Erik Namur Campesino, Notary Public number 94 for Mexico City; and its attorney-in-fact Jorge Pliego Seguin has the fullest authority to enter into this Agreement as evidenced by Notarial Instrument number 74,204 dated September 1, 2016, issued by Erik Namur Campesino, Notary Public number 94 for Mexico City, which authority has not been revoked or modified in any way.

2.3	It is registered with the Federal Taxpayer Registry with code NAS001213KRO.

3.	Both parties represent that:

3.1	There is no error, fraud, bad faith, duress, or any other vice of consent in this agreement.

3.2	They want to enter into this agreement as follows:

C L A U S E S

ONE.- PURPOSE.

In accordance with this agreement and during the term hereof, TELTE will provide AN —through the person(s) designated for such purpose— with professional business acquisition valuation and advisory services for the fulfillment of the corporate purpose of AN, for which it will perform, among others, financial analyses, market analyses, and analysis of the potential growth of prospective businesses to be acquired.

The parties agree that the services referred to in the paragraph above —subject matter of this agreement— require specialized knowledge and, therefore, the person(s) designated for the service provision has the requisite skills and knowledge to provide the services in accordance with the terms and conditions provided in this agreement.

TWO.- As consideration for the services that TELTE will provide to AN, the parties agree that the amount indicated in the payment schedule attached as Exhibit A hereto will be paid.

The parties agree that payment of the consideration must be made within 15 days from the delivery of the respective invoice by TELTE, which must meet applicable tax requirements on the date of issue thereof.

CONFIDENTIAL INFORMATION OF THE PARTIES

Payment of the amounts provided in this clause will be made by deposit or wire transfer of funds to the account that TELTE informs AN in writing.

THREE.- TERM.

This agreement will become effective on the execution date hereof, and will be remain in effect indefinitely.

Either party may terminate this agreement by providing the other party with 30 days’ written notice. If there is any outstanding balance, AN shall pay such debt in order to terminate the agreement.

FOUR.- EMPLOYMENT LIABILITY.

TELTE acts and will act on its own account and as an independent contractor, and employees provided by TELTE, whether employees of TELTE or personnel hired by TELTE, under no circumstances will be considered dependents or employees hired by AN.

AN will not interfere in any way in the relationship between TELTE and its personnel and/or human resources employed. TELTE is solely and exclusively responsible for compliance with all applicable labor and social security laws in effect, including liability for occupational accidents or diseases, including occupational diseases that might affect it. Therefore, AN will have no joint and several or subsidiary liability to TELTE or its personnel with respect to judicial and/or extrajudicial claims in this or any other regard.

TELTE shall hold AN harmless from any labor conflict related to the recruitment of personnel and/or human resources of TELTE since there is no employment relationship between TELTE (its officers, dependents, agents) and AN.

This obligation includes reimbursement for any duly documented expense incurred by TELTE in addressing or settling such claims, complaints, or actions.

For purposes of the above, AN shall irrefutably notify TELTE of the existence of the claim, complaint, or action in question, so that TELTE may address and resolve it. AN shall send TELTE documentation related to the complaint, claim, or action on the same day on which it receives it, or by the next business day, and it shall execute the documentation indicated by TELTE for purposes of the above.

If AN fails to comply with any of the requirements described in the paragraph above, TELTE will be released from the obligation provided in this clause.

CONFIDENTIAL INFORMATION OF THE PARTIES

FIVE.- CIVIL LIABILITY

AN will not be subject to any kind of civil liability resulting from acts carried out by personnel assigned by the service provide in the performance of the duties subject matter of this agreement. Therefore, TELTE will be solely liable for any dispute that arises with respect to its personnel.

SIX.- TAX OBLIGATIONS

Each party shall pay its income taxes under this agreement under applicable law, and thus releases the other party from any liability in that regard.

SEVEN.- INDEPENDENT ENTITIES.

The provisions contained in this agreement do not create any kind of partnership between AN and TELTE, which will be independent entities at all times, only related as provided in this agreement.

EIGHT.- NOTICES, TERMS, AND AMENDMENTS.

All notices must be in writing, sent to the address indicated by the party to which it is addressed, with acknowledgment of receipt. Any written communication to the other party will become effective on the date on which the recipient receives it.

If any party changes the address indicated in this agreement, it shall give notice of such situation to the other party 10 (ten) calendar days prior to the effective date of the change. If a change in address is not notified, all notices to the other party at the aforementioned address will become effective on the date of delivery at such place.

Any amendment to this agreement must be in writing and duly signed by the parties.

NINE.- EVENTS OF TERMINATION

The parties agree on the following events of termination of this agreement:

A.	If either party commences or is under a bankruptcy or bankruptcy reorganization proceeding. This cause for termination will only apply is such proceeding prevents the party in question from performing its obligations under this agreement.

CONFIDENTIAL INFORMATION OF THE PARTIES

B.	If a notice of strike action is filed, provided that such strike is declared as legally existing by the labor authority before which the respective proceeding is being carried out, and the suspension of works lasts more than fifteen calendar days from the declaration of existence of the strike.

C.	If it repeatedly fails to perform any obligation assumed under this agreement, whether with respect to the terms or conditions agreed.

D.	Failure to pay the consideration stipulated in clause TWO of this agreement, three times within a 12-month period.

The party affected by the breach by the other party will notify the defaulting party of the event of termination that, in its opinion, occurred.

The defaulting party will have thirty business days to perform the obligation breached. If the obligation is not duly performed within said term, the affected party may terminate this agreement, and the defaulting party shall pay damages to the other party.

TEN. CONFIDENTIALITY.

During the term of this AGREEMENT and for five years thereafter, the parties agree to keep strictly confidential all information and documentation related to the parties hereto, with respect to which they have knowledge in writing, directly or indirectly, before or after the execution date of this AGREEMENT, and that was provided as Confidential information by either party.

Any documentation and information to which either party has or had access with respect to any other party as a result of negotiations related to the acts provided in this AGREEMENT, or in its capacity as shareholder, partner, manager, or officer of AN or TELTE, must be kept confidential and, thus, may not be disclosed, used, transmitted, or used in any way except with the prior written consent of the interested party.

For the purposes of this Clause, confidential information will include all information and documentation related to the structure, transactions, shareholders, methodology, formulas, projections, strategies, techniques, finances, accounting, production, processes, properties, providers, and clients of each party, and any analysis, study, projection, compilation, offer, archive, file, correspondence, technical, technological, economic, business information, market research, and other documentation to which the parties have access with respect to, or owned by, the other parties, including the terms and conditions of this Agreement.

CONFIDENTIAL INFORMATION OF THE PARTIES

ELEVEN.- ASSIGNMENT.

Neither party may assign or delegate the rights and obligations contained herein without the prior written consent of the other party.

TWELVE.- ACT OF GOD OR FORCE MAJEURE.

In the event of an act of God or force majeure, like natural disasters (earthquakes, hurricanes, floods, etc.) or serious civil situations (protests, uprisings, wars, acts of terrorism, etc.) or any other similar event, the parties will be released from liability while the act of God or force majeure event lasts. Such failure to perform the agreement will not constitute a cause for rescission or termination hereof, and the parties shall communicate in writing to suspend the term.

THIRTEEN.- ENTIRE AGREEMENT.

This agreement constitutes the entire understanding between the parties in relation to the subject matter hereof, and supersedes any prior agreement, whether oral or written, in relation to such subject matter.

FOURTEEN.- HEADINGS.

The headings of the Clauses used in this agreement are included for convenience only, and will only be used as reference; therefore, they will not affect in any way the construction and contents of this agreement.

FIFTEEN.- ADDRESSES.

The parties designate as their elected addresses for all matters related to this agreement the addresses indicated below, hence any notice or communication from one party to the other under or in relation to this agreement must be in writing, with acknowledgment of receipt, and delivered at such addresses:

The parties may change the aforementioned address by prior written notice, with acknowledgment of receipt, to the other party.

SIXTEEN.- GOVERNING LAW AND JURISDICTION.

For all matters not provided in this agreement, the provisions of the Federal Civil Code (Código Civil Federal) will apply, and for the construction and performance hereof, the parties submit to the Courts of original jurisdiction in Mexico City, and expressly waive any venue that may correspond to them by reason of their domicile or otherwise.

CONFIDENTIAL INFORMATION OF THE PARTIES

After reading this agreement and aware of the contents and legal scope hereof, the parties sign and ratify the agreement in duplicate in Mexico City on January 5, 2018.

TELTE HOLDINGS S.A. DE C.V.	NORTH AMERICAN SOFTWARE, S.A.P.I. DE C.V.

/s/ Diego Diego Hildebrando	/s/ Federico Alberto Tagliani
Zavala Gómez del Campo	/s/ Jorge Pliego Seguin
Diego Hildebrando Zavala Gómez del Campo	Federico Alberto Tagliani and Jorge Pliego Seguin

CONFIDENTIAL INFORMATION OF THE PARTIES